                                                                     EXHIBIT 5.1

        [LETTERHEAD OF COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C.]


                                                     August 22, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549


Ladies and Gentlemen:

          We have been requested by Young Broadcasting Inc. (the "Company"), a Delaware corporation, to furnish our opinion in connection with the registration statement (the "Registration Statement") on Form S-8, with respect to the registration of 327,685 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), which amount includes:

          (a) 300,000 shares issuable under the Young Broadcasting Inc. 1995 Stock Option Plan (the "Original Issuance Securities"); and

          (b) 27,685 shares previously issued to or for the account of employees of the Company pursuant to an employee benefit plan.

          We have made such examination as we have deemed necessary for the purpose of this opinion. Based upon such examination, it is our opinion that when the Registration Statement has become effective under the Securities Act of 1933 and when the Original Issuance Securities have been issued and sold in the manner described in the Registration Statement, the Original Issuance Securities will have been validly issued and will be fully paid and non-assessable.

          We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the Federal laws of the United States of America, and the General Corporation Law of the State of Delaware.

[COOPERMAN LEVITT WINIKOFF LESTER & NEWMAN, P.C. SECOND PAGE LETTERHEAD]

Securities and Exchange Commission
August 22, 1996
Page 2

          The opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purposes or relied upon or furnished to any other person without our prior written consent.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                    Very truly yours,

                                    COOPERMAN LEVITT WINIKOFF
                                      LESTER & NEWMAN, P.C.


                                    By /s/ Elliot Brecher
                                      --------------------------